Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement No. 333-249232 on Form S-8 of Waterstone Financial, Inc. of our report dated February 28, 2022 relating to the consolidated financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Waterstone Financial, Inc. for the year ended December 31, 2021.

/s/ CliftonLarsonAllen LLP
CliftonLarsonAllen LLP
Milwaukee, Wisconsin
February 28, 2022